Exhibit 99.1

Macquarie Infrastructure Corporation Strengthens Board with Appointment of Two New Independent Directors

Amanda Brock, Chief Operating Officer of Solaris Water Midstream and Maria Jelescu Dreyfus, CEO of Ardinall Investment Management, appointed as Independent Directors

MIC CEO Christopher Frost appointed to Board, replaces James Hooke

NEW YORK--(BUSINESS WIRE)--September 6, 2018--Macquarie Infrastructure Corporation (NYSE:MIC) today announced the appointment of Amanda Brock and Maria Jelescu Dreyfus to its Board of Directors, effective immediately. In addition, Christopher Frost, MIC Chief Executive Officer, has been appointed to the Board replacing James Hooke, former MIC Chief Executive Officer, who has resigned from the Board effective September 5, 2018. With these appointments, MIC’s Board has expanded from seven to nine directors with independent directors comprising seven of the nine members.

Brock brings more than two decades of experience in the energy industry and has spent her career focused in the global oil and gas, power and water sectors. Brock currently serves as Chief Operating Officer of Solaris Water Midstream, an integrated water infrastructure company serving the midstream energy industry. Before joining Solaris, Brock was CEO of Water Standard, a water treatment company focused on desalination as well as produced water, waste water treatment and recycling in both the upstream and downstream energy industry.

Dreyfus has more than 15 years of experience in chemicals, industrials and transportation investment management, with extensive experience in both public and private markets. Dreyfus founded and currently serves as Chief Executive Officer of Ardinall Investment Management, an alternative investment firm focused on energy infrastructure in Latin America.

“Following an extensive search with the assistance of a leading recruiting firm and feedback from MIC shareholders, we are delighted to welcome Amanda and Maria to the MIC Board,” said Martin Stanley, Chairman of the Board of MIC. “The appointment of these two new independent Directors significantly enhances the strength and diversity of the Board and we look forward to capitalizing on their fresh perspectives. Both Amanda and Maria come to MIC with distinguished careers and significant experience in infrastructure, proven business leadership skills and impressive track records of value creation. It will be important for MIC to leverage these attributes as the Company continues to execute on its strategic priorities.”

Brock and Dreyfus are expected to serve as members of the Company’s Audit, Nominating and Governance and Compensation committees.

Stanley continued, “We are also pleased to welcome MIC CEO Christopher Frost to the Board, replacing James Hooke, MIC’s former CEO. James’ role on the Board has helped provide continuity during the CEO succession and he is stepping down now that this transition period is complete. James has made a significant contribution to the MIC Board and the Company over more than nine years as both Director and CEO. During his tenure, James’ strong leadership has enabled the company to grow both strategically through acquisitions and organically.”

About Amanda Brock

Amanda Brock is the Chief Operating Officer of Solaris Water Midstream, an integrated water infrastructure company serving the midstream energy industry. She has spent her career focused in the global oil and gas, power, and water sectors. Before joining Solaris, Brock was CEO of Water Standard, a water treatment company focused on desalination as well as produced water, waste water treatment and recycling in both the upstream and downstream energy industry. At the 2009 Global Water Intelligence’s Global Water Awards Ceremony in Zurich, Water Standard was honored with an award for “redefining an industry” presented by Nobel Prize winner Al Gore. Previously, Brock was President of the Americas for Azurix, and was responsible for developing water infrastructure and related services, and prior to that managed global power assets and related partnerships.

Brock serves on the Boards of Cabot Oil & Gas, the Texas Business Hall of Fame, and Harte Institute (HRI) for Gulf of Mexico Studies. She previously served on the Board of Trustees of LSU Law School and the Texas Water Commission. She has been named one of the top 10 women in energy by the Houston Chronicle, and in 2016 was recognized as one of the top 25 leaders in water globally and as an Honoree for Woman in Energy. She was also invited to the White House in connection with the Obama Administration’s Moonshot for Water Initiative and facilitated a White House delegation to Abu Dhabi. In 2017, Brock was inducted into the Houston Woman’s Business Hall of Fame.

She has previously participated in the Business and Professional Women’s Leadership Summit sponsored by the US Senate and is invited to speak at conferences globally, including Bloomberg’s 50 Thought Leaders in Water global conference. She also chaired “The Future of Water” panel at the Global Water Summit in Paris in 2014.

Brock was born in Swaziland and grew up in Zimbabwe. She completed her undergraduate degree in South Africa and earned her law degree at Louisiana State University, where she was a member of the Law Review.

About Maria Jelescu Dreyfus

Maria Jelescu Dreyfus is the Chief Executive Officer of Ardinall Investment Management, an alternative investment firm she founded focused on energy infrastructure in Latin America. Previously, Dreyfus spent 15 years at Goldman Sachs, where she most recently served as a portfolio manager and managing director at Goldman Sachs Investment Partners in the Investment Management Division. Dreyfus is a member of the Advisory Board of the Center on Global Energy Policy at Columbia University's School of International and Public Affairs, where she is also the Co-Chair of their Women in Energy program. She is a member of the Massachusetts Institute of Technology’s Corporation Development Committee and sits on the Economics Department Visiting Committee. Additionally, she serves as a director on the boards of two non-profit organizations: Girls, Inc. of NYC and Breakthrough New York. She is a member of the Economic Club of New York, a member of New America Alliance, and a member of the Milken Institute’s Young Leaders Circle.

Dreyfus earned a dual degree in economics and management science from the Massachusetts Institute of Technology in 2002 and is a CFA charterholder.

About MIC

MIC owns and operates a diversified group of businesses providing basic services to customers in the United States. Its businesses consist of a bulk liquid terminals business, International-Matex Tank Terminals, an airport services business, Atlantic Aviation, entities comprising an energy services, production and distribution segment, MIC Hawaii, and entities comprising a Contracted Power segment. For additional information, please visit the MIC website at www.macquarie.com/mic. MIC-G

Forward-Looking Statements

This press release contains forward-looking statements. MIC may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release are subject to a number of risks and uncertainties, some of which are beyond MIC’s control including, among other things: changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, manage growth, make and finance future acquisitions, and implement its strategy; risks associated with development, investment and expansion in the power industry; its regulatory environment establishing rate structures and monitoring quality of service; demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks; fuel and gas and other commodity costs; its ability to recover increases in costs from customers, cybersecurity risks, work interruptions or other labor stoppages; risks related to its shared services initiative; reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.

MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

MIC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of MIC do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of MIC.

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